Exhibit 99.1

For Immediate Release

Veracyte Announces Second Quarter 2015 Financial Results

Revenue Increased 37% Compared to Second Quarter 2014

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 13, 2015 — Veracyte, Inc. (NASDAQ: VCYT) today announced financial results for the second quarter ended June 30, 2015 and provided an update on recent business progress. For the second quarter of 2015, revenue was $11.9 million, an increase of 37%, compared to $8.7 million for the second quarter of 2014. Afirma® Gene Expression Classifier (GEC) volume increased to 4,758 tests, an increase of 38%, compared to the same period in 2014, bringing first-half 2015 GEC volume to 8,778 tests.

“We continue to see strong growth of Afirma across both community-based physicians and institutions, driven by increased insurance coverage and contracts and by the deepening recognition among providers and payers of our solution’s proven value in reducing unnecessary surgeries and healthcare costs. This increased adoption puts us on track to achieve our annual growth goals,” said Bonnie H. Anderson, Veracyte’s president and chief executive officer. “In our second clinical indication, pulmonology, we are pleased with our progress in securing early adopters for our Percepta™ Bronchial Genomic Classifier. This allows us to build the clinical evidence to secure coverage for this genomic test, which is designed to reduce ambiguity in lung cancer diagnosis.”

Second Quarter 2015 Financial Results

•                  Operating expenses for the second quarter of 2015 were $21.0 million, compared to operating expenses of $15.2 million for the same period in 2014. Operating expenses include cost of revenue of $5.1 million for the second quarter of 2015 versus $4.0 million for the comparable period in 2014.

•                  Net loss for the second quarter of 2015 was $9.1 million, or $0.35 per common share, compared to a net loss of $6.7 million, or $0.31 per common share, for the same period in 2014.

•                  Cash and cash equivalents as of June 30, 2015 totaled $51.0 million. On April 28, 2015, Veracyte completed a $40.0 million private placement of common stock to new and existing investors, with net proceeds of approximately $37.3 million.

Second Quarter and Recent Business Highlights

•                  In June 2015, the company signed a contract with Aetna that established Veracyte as an in-network service provider to their more than 23 million medical members nationwide. Also in the second quarter, the company signed a contract with Premera Blue Cross, establishing a greater foothold within the broad network of Blues plans, and increasing Veracyte’s in-network, contracted lives to over 120 million.

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•                  In July 2015, the company signed an exclusive agreement with Pronto Diagnostics to promote the Afirma GEC in Israel. Pronto Diagnostics is a leading molecular test developer and distributor that represents several leading U.S. diagnostics brands in the country.

•                  Veracyte entered the pulmonology market in April with the launch of its Percepta Bronchial Genomic Classifier designed to help reduce unnecessary invasive procedures in lung cancer diagnosis.

•                  The AEGIS I and II validation studies for Percepta were published in The New England Journal of Medicine in July 2015 in an article entitled “A Bronchial Genomic Classifier for the Diagnostic Evaluation of Lung Cancer.”

2015 Financial Outlook

Veracyte reiterates its 2015 annual revenue guidance of $48 million to $53 million, as well as its forecast to achieve annual Afirma GEC test volume in the range of 19,000 to 21,000.

Conference Call & Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company’s financial results and provide a general business update. The live webcast and subsequent replay may be accessed by visiting Veracyte’s website at http://investor.veracyte.com. Alternatively, please call (855) 541-0980 (U.S.) or (970) 315-0440 (international) to listen to the live conference call. The conference ID number is 95180684. The webcast replay will be available on the company’s website approximately two hours following completion of the call.

About Veracyte

Veracyte (NASDAQ: VCYT) is pioneering the field of molecular cytology, offering genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s Afirma® Thyroid FNA Analysis centers on the proprietary Afirma Gene Expression Classifier (GEC) and is becoming a new standard of care in thyroid nodule assessment. The Afirma test is recommended in leading practice guidelines and is covered for nearly 150 million lives in the United States, including through Medicare and many commercial insurance plans. Veracyte is expanding its molecular cytology franchise to other clinical areas, beginning with difficult-to-diagnose lung diseases. In April 2015, the company launched the Percepta™ Bronchial Genomic Classifier, a test to evaluate patients with lung nodules that are suspicious for cancer. Veracyte is developing a second product in pulmonology, targeting interstitial lung diseases, including idiopathic pulmonary fibrosis. For more information, please visit www.veracyte.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our beliefs regarding the drivers of adoption of Afirma, our expectations with respect to the success of our entry into the pulmonology market, our expectations regarding full-year 2015 guidance and forecast for annual GEC test volume, and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance.

Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: our limited operating history and history of losses; our ability to increase usage of and reimbursement for Afirma and to obtain reimbursement for any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting from payers for our test; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our dependence on strategic relationships and our ability to successfully convert new accounts resulting from such relationships; our ability to develop and commercialize new products and the timing of commercialization; our ability to successfully achieve adoption of and reimbursement for our Percepta Bronchial Genomic Classifier; our ability to achieve sales penetration in complex commercial accounts; the occurrence and outcome of clinical studies; the timing and publication of study results; the applicability of clinical results to actual outcomes; our inclusion in clinical practice guidelines; the continued application of clinical guidelines to our products; our ability to compete; our ability to expand into international markets and achieve adoption of our tests in such markets; our ability to obtain capital when needed; and other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, Percepta, the Veracyte logo, and the Afirma logo are trademarks or registered trademarks of Veracyte, Inc.

VERACYTE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$11,908	$8,677	$23,126	$16,153
Operating expenses:
Cost of revenue	5,139	3,966	9,705	7,573
Research and development	3,103	2,243	5,890	4,369
Selling and marketing	6,937	5,101	12,557	9,437
General and administrative	5,536	3,928	11,334	7,910
Intangible asset amortization	267	—	267	—
Total operating expenses	20,982	15,238	39,753	29,289
Loss from operations	(9,074)	(6,561)	(16,627)	(13,136)
Interest expense	(90)	(113)	(177)	(224)
Other income, net	28	19	58	31
Net loss and comprehensive loss	$(9,136)	$(6,655)	$(16,746)	$(13,329)
Net loss per common share, basic and diluted	$(0.35)	$(0.31)	$(0.69)	$(0.63)
Shares used to compute net loss per common share, basic and diluted	26,048,934	21,237,196	24,304,022	21,193,014

VERACYTE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$51,045	$35,014
Accounts receivable, net of allowance of $92 and $84 as of June 30, 2015 and December 31, 2014	3,586	3,050
Supplies inventory	3,976	3,696
Prepaid expenses and other current assets	1,735	1,218
Deferred tax asset	254	300
Restricted cash	118	70
Total current assets	60,714	43,348
Property and equipment, net	4,211	4,161
Finite-lived intangible assets, net	15,733	—
Indefinite-lived intangible assets: in-process research and development	—	16,000
Goodwill	1,057	1,057
Restricted cash	603	118
Other assets	185	155
Total assets	$82,503	$64,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,688	$7,397
Accrued liabilities	7,217	7,851
Deferred Genzyme co-promotion fee	1,897	1,897
Total current liabilities	11,802	17,145
Long-term debt	4,975	4,923
Deferred tax liability	254	300
Deferred rent, net of current portion	384	149
Deferred Genzyme co-promotion fee, net of current portion	—	948
Total liabilities	17,415	23,465
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value; 125,000,000 shares authorized, 27,595,971 and 22,523,529 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	196,829	156,373
Accumulated deficit	(131,768)	(115,022)
Total stockholders’ equity	65,088	41,374
Total liabilities and stockholders’ equity	$82,503	$64,839

(1) The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited financial statements at that date included in the Company’s Form 10-K filed with the Securities and Exchange Commission dated March 25, 2015.

Source: Veracyte

Media Contact:
Tracy Morris

650-380-4413

tracy.morris@veracyte.com

Investor Contact:
Pam Lord
Canale Communications
619-849-6003
pam@canalecomm.com